SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant [X]

Filed by a party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                    AUTOLOGIC INFORMATION INTERNATIONAL, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                    -----------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:

                    AUTOLOGIC INFORMATION INTERNATIONAL, INC.

                          1050 RANCHO CONEJO BOULEVARD
                         THOUSAND OAKS, CALIFORNIA 91320
                              --------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                              --------------------

                                  June 9, 1997
                              --------------------

         NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Stockholders of Autologic Information International, Inc., a Delaware corporation (the "Company"), will be held at the Company's principal offices, 1050 Rancho Conejo Boulevard, Thousand Oaks, California 91320, on Monday, June 9, 1997 at 2:00 p.m., local time. The following matters are to be presented for consideration at the meeting:

         1. The election of nine directors to serve until the next annual meeting of stockholders and until their respective successors are elected and qualified;

         2. A proposal to approve the Company's 1995 Stock Option Plan;

         3. A proposal to ratify the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending October 31, 1997; and

         4. The transaction of such other business as may properly come before the meeting or any adjournments or postponements thereof.

         The close of business on May 1, 1997 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof.

                                             By Order of the Board of Directors,

                                                     Howard B. Weinreich
                                                      Secretary

May 14, 1997

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE
        AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED
      ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE
                    IS NEEDED IF MAILED IN THE UNITED STATES.

                    AUTOLOGIC INFORMATION INTERNATIONAL, INC.

                          1050 RANCHO CONEJO BOULEVARD
                         THOUSAND OAKS, CALIFORNIA 91320

                              --------------------
                                 PROXY STATEMENT
                              --------------------

         This Proxy Statement is furnished to the holders of Common Stock ("Common Stock") of Autologic Information International, Inc. (the "Company") in connection with the solicitation by the Board of Directors of the Company (the "Board" or "Board of Directors") of proxies in the accompanying form ("Proxy" or "Proxies") to be used at the 1997 Annual Meeting of Stockholders of the Company (the "Meeting") to be held at the Company's principal offices, 1050 Rancho Conejo Boulevard., Thousand Oaks, California 91320, on Monday, June 9, 1997 at 2:00 p.m., local time, and at any adjournments and postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. The cost of preparing, assembling and mailing the Notice of Meeting, this Proxy Statement and Proxies is to be borne by the Company. The Company will also reimburse banks, brokerage houses and other custodians who are holders of record of Common Stock for their expenses in forwarding Proxies and Proxy soliciting materials to the beneficial owners of such shares. In addition to the use of the mails, Proxies may be solicited without extra compensation by directors, officers and employees of the Company by telephone, telecopy, telegraph or personal interview. It is anticipated that this Proxy Statement and the Proxies will be mailed to stockholders on or about May 14, 1997. A stockholder who signs and returns a Proxy has the power to revoke it at any time before it is exercised by giving written notice of revocation to the Company, Attention: Secretary, by a duly executed proxy of later date, or by voting in person at the Meeting. Proxies properly executed and received in time for the Meeting will be voted.

         The close of business on May 1, 1997 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting. There were outstanding, as of the close of business on that date, 5,783,370 shares of Common Stock. A majority of such outstanding shares, represented in person or by Proxy at the Meeting, is required to constitute a quorum for the transaction of business at the Meeting. Holders of Common Stock have one vote for each share thereof held of record. Proxies submitted which contain abstentions or broker nonvotes will be deemed present at the Meeting in determining the presence of a quorum. Shares subject to abstentions with respect to any matter are considered shares entitled to, and voted, with respect to that matter. Shares subject to broker nonvotes with respect to any matter are not considered as shares entitled to vote with respect to that matter. Therefore, abstentions will, in effect, be deemed negative votes on each proposal, but broker nonvotes will not affect the results of any proposal.

         Unless otherwise specified, all Proxies received will be voted for the election of all nominees named herein to serve as directors, for the proposal to approve the Company's 1995 Stock Option Plan and to ratify the selection of Ernst & Young LLP as the Company's independent auditors. The Board of Directors does not intend to bring before the Meeting any matter other than those specifically described above and knows of no matters other than the foregoing to come before the Meeting. If any other matters or motions properly come before the Meeting, it is the intention of the persons named in the accompanying Proxy to vote such Proxy in accordance with their judgment on such matters or motions, including any matters or motions dealing with the conduct of the Meeting.

                            FORMATION OF THE COMPANY

         The Company was created on January 29, 1996, when, pursuant to a Merger Agreement dated October 5, 1995, as amended on November 10, 1995 and December 7, 1995 (the "Merger Agreement), (i) Information International, Inc. ("Triple-I"), a publicly held company, was, pursuant to a vote of its stockholders, merged with and into the Company and (ii) Volt Information Sciences, Inc. ("Volt") caused its wholly-owned California subsidiary, Autologic, Incorporated ("Autologic") also to be merged with and into the Company and contemporaneously caused all of the capital stock of certain foreign subsidiaries of Volt (whose business was related to that of Autologic) to be transferred to the Company. The foregoing formation transactions are collectively referred to as the "Merger."

                          SECURITY HOLDINGS OF CERTAIN
                      STOCKHOLDERS, MANAGEMENT AND NOMINEES

         The following table sets forth information at May 1, 1997 (except as set forth below) with respect to the beneficial ownership of Common Stock by (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company and each person who is proposed by the Board of Directors to be a nominee for election as director at the Meeting (the "Nominees"), (iii) each executive officer named in the Summary Compensation Table under the caption "Executive Compensation" and
(iv) all executive officers and directors of the Company as a group:

                                   AMOUNT AND NATURE          PERCENT
NAME OF                               OF BENEFICIAL              OF
BENEFICIAL OWNER                      OWNERSHIP (1)           CLASS (2)
---------- -----                      --------- ---           ----- ---

Volt Information Sciences, Inc. (3)   3,400,100 (3)            58.7%

Fidelity International Ltd. (4)         372,057 (4)             6.4%

FMR Corp. (4)                           189,671 (4)             3.3%

Fidelity American Special
  Situations Trust (4)                   50,048 (4)             *

Leroy I. Bell                                --                --
Dennis D. Doolittle                      12,500 (5)             *
Alden L. Edwards                         62,000 (5)             1.1%
James J. Groberg                          5,000 (5)(6)          *
Brian W. LeClair                             --                --
Paul H. McGarrell                            --                --
Ralph S. Roth                             9,000 (5)             *
Jerome Shaw                               9,000 (5)(6)          *
William Shaw                              9,000 (5)(6)          *

All Executive Officers and
  Directors as a group (10 persons)     106,500 (5)(6)          1.8%

------------------
(1) Except as noted, the named beneficial owners have sole voting and dispositive power with respect to their respective beneficially owned shares.

(2) Asterisk indicates less than 1%. Shares reflected as owned by a person but which are issuable are considered outstanding only for the purpose of computing the percentage of outstanding Common Stock which would be owned by the person to whom such shares are issuable, but (except for the calculation of beneficial ownership by all executive officers and directors as a group) are not considered outstanding for the purpose of computing the percentage of outstanding Common Stock owned by any other person.

(3) Owned of record by NUCO I, Ltd., a wholly-owned subsidiary of Volt. The address of both NUCO I, Ltd. and Volt is 1221 Avenue of the Americas, New York, New York 10020-1579. Includes 4,600 shares issuable to Volt pursuant to the Merger Agreement to partially offset dilution caused by virtue of the exercise by employees of Triple-I of options which had been granted by Triple-I prior to the Merger. See "Certain Transactions".

(4) The Company has been advised that the address of Fidelity International Limited ("FIL") is Pembroke Hall, 42 Crow Lane, Hamilton, Bermuda; of FMR Corp. ("FMR") is 82 Devonshire Street, Boston, Massachusetts 02109; and of Fidelity American Special Situations Trust ("FASST") is Pembroke Hall, 42 Crow Lane, Hamilton, Bermuda. The Company has also been advised that a subsidiary of FIL and a subsidiary of FMR are the advisor and sub-advisor, respectively, of FASST; that FIL and FMR own beneficially, for purposes of
     Section 13(d) of the Securities Exchange Act of 1934, the shares owned by FASST; and that, while there is significant common ownership of the voting stock of FIL and FMR and some common directors, FIL and FMR is each of the view that it is not acting together with the other as a "group" regarding the shares beneficially owned by it and it is not required to include in the number of shares it beneficially owns for purposes of Section 13(d) of the Securities Exchange Act of 1934 the shares beneficially owned by the other. If the Common Stock ownership of FIL, FMR and FASST were combined, they would own an aggregate of 611,776, or 10.6%, of the outstanding Common Stock.

(5) Includes shares issuable upon the exercise of options granted by the Company (or by Triple I and assumed by the Company under the Merger Agreement), each of which is exercisable in full, as follows: Dennis D. Doolittle, 10,000; Alden L. Edwards, 60,000; James J. Groberg, 5,000; Ralph
     S. Roth, 8,000; Jerome Shaw, 9,000; William Shaw, 9,000; and all executive officers and directors as a group, 101,000.

(6) Excludes the shares owned by Volt. Messrs. William Shaw, Jerome Shaw and James J. Groberg are executive officers and directors of Volt and Messrs. William Shaw and Jerome Shaw are principal stockholders of Volt.


                        PROPOSAL 1. ELECTION OF DIRECTORS

         The Company's By-Laws provide that the number of members of the Board of Directors shall be not less than three or more than twelve, the exact number to be fixed by resolution of the Board of Directors. The Board of Directors presently consists of nine members.

         Unless authority to do so is withheld, Proxies will be voted at the Meeting for the election of each of the Nominees named below to serve as directors of the Company until the next annual meeting of stockholders and until their respective successors are elected and qualified. The Company believes that all of the Nominees are available to serve as directors. In the event that any of the Nominees should become unavailable or unable to serve for any reason, the holders of Proxies have discretionary authority to vote for one or more alternate nominees designated by the Board of Directors. Each of the current directors was elected in accordance with the provisions of the Merger Agreement, except Mr. Bell and Mr. LeClair, who were elected by the Board of Directors subsequent to the Merger pursuant to the terms of a Voting Agreement. See "Voting Agreement" below.

BACKGROUND OF NOMINEES

         LEROY I. BELL, 62, has been a director of the Company since August 1996. Mr. Bell was a director of Triple-I from 1990 until the Merger and was Vice President of Customer Support for Triple-I from 1979 until his retirement in 1994. Mr. Bell has also been President of B & B Vending Machines, Inc. (a vending machine service company) since July 1995.

         DENNIS  D.  DOOLITTLE,  52,  has been  Vice  Chairman  of the  Board of
Directors and Chief Operating Officer of the Company since January 1996 and President of the Company since February 28, 1997. He has been a director of the Company since November 1995. Mr. Doolittle served as President of Autologic from 1990 until the Merger. Prior thereto, he served as Senior Vice President-Engineering (from 1989 to 1990) and Vice President-Engineering (from 1986 to 1989) of Autologic.

         ALDEN L. EDWARDS, 54, has been a director of the Company since January 1996. Mr. Edwards is President of Advanced Technical Solutions, Inc., which services and replaces editorial and classified systems. He served as President of the Company from January 1996 until February 28, 1997, when he resigned, and of Triple-I from May 1995 until the Merger. Mr. Edwards joined Triple-I as a Senior Vice President and a consultant in January 1995. Prior to joining Triple-I, Mr. Edwards owned and operated A.E. Consulting, a consulting firm.

         JAMES J. GROBERG, 68, has been a director of the Company since September 1995. He has been a Senior Vice President and the Chief Financial Officer of Volt for more than the past five years.

         BRIAN W. LeCLAIR, 48, has been a director of the Company since December 1996. Mr. LeClair has been a practicing attorney for nearly twenty-five years. Since January 1996, he has been a partner in the Boston law firm of Mahoney, Hawkes & Goldings and, for more than ten years prior thereto, he was a partner with the Boston law firm of Fordham & Starrett, which merged into Mahoney, Hawkes & Goldings in January 1996. Those firms represented Triple-I for a number of years prior to the Merger in connection with corporate, securities and transactional matters, as well as business disputes.

         PAUL H. McGARRELL, 68, has been a director of the Company since January 1996. Mr. McGarrell served as President of Autologic from 1987 to 1990, when he retired. From 1990 until November 1995, Mr. McGarrell acted as a consultant to Autologic while serving as its Chairman.

         RALPH S. ROTH, 70, has been a director of the Company since January 1996. He was a director of Triple-I from 1990 until the Merger. Since 1989, when he retired, Mr. Roth has occasionally provided consulting services to various companies, including the Company.

         JEROME SHAW, 70, has been a director of the Company since January 1996. He is a founder of Volt, serving as its Executive Vice President and Secretary for more than the past five years, and has been employed in executive capacities by Volt and its predecessors since 1950. He has served as a director of Volt since its formation in 1957.

         WILLIAM SHAW, 72, has been Chairman of the Board of Directors and Chief Executive Officer of the Company since September 1995, and has served as a director of the Company since November 1995. Mr. Shaw is a founder of Volt, serving as its President and Chairman of the Board for more than the past five years, and has been employed in executive capacities by Volt and its predecessors since 1950. He has served as a director of Volt since its formation in 1957.

         William Shaw and Jerome Shaw are brothers. There are no other family relationships among the directors or executive officers of the Company.

VOTING AGREEMENT

         Charles Ying, Leroy I. Bell, John Kountz and Ralph Roth, who were stockholders of Triple-I at the time of the Merger, and Volt are parties to a Shareholders' Stock Voting Agreement (the "Voting Agreement") that provides that, until January 28, 1998, Volt and the other parties to the Voting Agreement will vote their shares of the Company's Common Stock to elect Messrs. Ying, Kountz, Roth and Edwards (or, if any ceases to be a director, a replacement director selected by Mr. Ying or his successor under the Voting Agreement) and Messrs. William Shaw, Jerome Shaw, Groberg and Doolittle (or, if any ceases to be a director, a replacement director selected by Mr. William Shaw or his successor under the Voting Agreement). In addition, the parties to the Voting Agreement are to elect a ninth director who is to be selected by Mr. William Shaw or his successor after consultation with (but not subject to the approval of) Mr. Ying or his successor. Paul McGarrell, who at one time was President of Autologic and was a consultant to Autologic at the time of the Merger, was designated as the ninth director. Leroy I. Bell has replaced Mr. Ying (who resigned) as a director and Brian W. LeClair has replaced Mr. Kountz (who died) as a director. After expiration of the Voting Agreement, Volt, as the holder of a majority of the Company's Common Stock, will be able to elect all of the directors of the Company.

MEETINGS OF THE BOARD OF DIRECTORS

         During the fiscal year ended November 1, 1996, the Board of Directors held four formal meetings. Each incumbent director attended at least 75% of the meetings of the Board of Directors that were held during the period such person served as a director.

COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors presently has Audit, Compensation and Stock Option Committees. The Board of Directors has no nominating committee.

         The Audit Committee of the Board of Directors, which consists of Messrs. James J. Groberg, Paul H. McGarrell and Brian W. LeClair, is authorized to examine and consider matters related to the internal and external audits of the Company's accounts, the financial affairs and accounts of the Company, the scope of the independent auditors' engagement, the effect on the Company's financial statements of any proposed changes in generally accepted accounting principles, disagreements, if any, between the Company's independent auditors and management, the quality of the Company's system of internal accounting controls and matters of concern to the independent auditors resulting from the audit, including the results of the independent auditor's review of internal accounting controls and suggestions for improvement. The Committee did not meet separately from the full Board during fiscal 1996.

         The Executive Compensation Committee of the Board of Directors, consisting of Messrs. William Shaw, Jerome Shaw, James J. Groberg, Paul H.
McGarrell and Ralph S. Roth, non-employee directors of the Company, is authorized to consider and determine salaries, bonuses and other compensation arrangements for executive officers of the Company.

         The Stock Option Committee of the Board of Directors, consisting of Messrs. Paul H. McGarrell and Ralph S. Roth, is authorized to grant stock options under and administer the Company's 1995 Stock Option Plan. While the Stock Option Committee held no formal meetings during the past fiscal year, it acted by unanimous written consent on one occasion following informal discussions.

REMUNERATION OF DIRECTORS

           Each director who is not regularly employed by either the Company or Volt (Messrs. Leroy I. Bell, Alden L. Edwards, Brian W. LeClair, Paul H.
McGarrell and Ralph S. Roth) receives a director's fee at an annual rate of $15,000 plus $1,000 for each meeting of the Board of Directors attended other than telephonically. Such directors are also reimbursed by the Company for their reasonable out of pocket expenses incurred in attending meetings and performing services on behalf of the Company.

           On January 30, 1996, Messrs. William Shaw, Jerome Shaw and James J. Groberg, directors of the Company who are executive officers and key employees of Volt, were granted options to purchase 9,000, 9,000 and 5,000 shares, respectively, of Common Stock under the Company's 1995 Stock Option Plan, which permits the grant of options to key employees of the Company, its subsidiaries and parents (including Volt). The exercise prices of the options granted to William Shaw and Jerome Shaw are $13.20 per share, 110% of the market value of the Common Stock on the date of grant, and the exercise price of the option granted to Mr. Groberg is $12.00 per share, 100% of the market value of the Common Stock on that date. Each option is exercisable at any time during its five year term (ten years in the case of Mr. Groberg), commencing one year after the date of grant, subject to earlier termination at specified times following termination of employment, death or disability.

REQUIRED VOTE

         A plurality of the votes cast at the Meeting by the holders of Common Stock will be required for the election of directors. The Board of Directors recommends that stockholders vote FOR each of LEROY I. BELL, DENNIS D.
DOOLITTLE, ALDEN L. EDWARDS, JAMES J. GROBERG, BRIAN W. LeCLAIR, PAUL H. McGARRELL, RALPH S. ROTH, JEROME SHAW and WILLIAM SHAW to serve as directors of the Company.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth information concerning compensation for services rendered in all capacities to the Company and its subsidiaries (including for Autologic and Triple-I prior to the Merger for services rendered to those companies and their subsidiaries) during the fiscal years ended November 1, 1996, November 3, 1995 and October 28, 1994 by the Company's Chief Executive Officer and each of the other executive officers of the Company who received cash compensation in excess of $100,000 during the year ended November 1, 1996:

                                                            LONG-TERM
                                                            COMPENSATION
                                                            SECURITIES
                                       ANNUAL COMPENSATION  UNDERLYING      ALL OTHER
PRINCIPAL POSITION              YEAR   SALARY (1)  BONUS    OPTIONS (#)    COMPENSATION
------------------              ----   ----------  -----    -----------    ------------
William Shaw,                   1996       --        --         9,000          --
  Chairman of the Board and     1995       --        --          --            --
  Chief Executive Officer(2)    1994       --        --          --            --

Dennis D. Doolittle, President  1996    $192,783     --        10,000          --
  Vice Chairman of the Board    1995     145,018    $5,000       --         $1,404(3)
  and Chief Operating Officer   1994     145,018     5,000       --            651(3)

Alden L. Edwards,               1996     153,081    20,111     10,000          --
  President (4)                 1995      83,337   125,343     50,000          --
                                1994       --        --          --            --

----------------------
(1) Includes amounts deferred under Section 401(k) of the Internal Revenue Code of 1986, as amended.

(2) Except for the options granted by the Company, all of Mr. Shaw's compensation has been paid by Volt for services rendered in all capacities to Volt, which has a number of subsidiaries including the Company (and, prior to the Merger, Autologic). It is not feasible to allocate any portion of Mr. Shaw's compensation to the Company and none is borne by the Company.

(3) Represents contributions prior to the Merger by Volt (including an allocable share of terminated employees' unvested contributions) under Volt's Employee Stock Ownership Plan for Mr. Doolittle with respect to services rendered to Autologic. Allocations for the portion of fiscal 1996 prior to the Merger have not been made to date.

(4) Mr. Edwards, who resigned as President of the Company on February 28, 1997, joined Triple-I as Senior Vice President and a consultant in January 1995 and became President of the Company in January 1996. The amount included as salary for Mr. Edwards prior to January 1996 represents consulting fees. Amounts reflected as bonuses represent commissions based on sales. Options granted to Mr. Edwards in fiscal 1995 were granted by Triple-I to purchase Common Stock of Triple-I which were assumed by the Company under the Merger Agreement and now represent options to purchase the same number of shares of the Company's Common Stock.

OPTION GRANTS IN LAST FISCAL YEAR

         The following table contains information concerning options granted during the year ended November 1, 1996 by the Company to the executive officers named in the Summary Compensation Table:

                                                                                    POTENTIAL REALIZABLE
                           INDIVIDUAL GRANTS                                         VALUE AT ASSUMED
---------------------------------------------------------------------------------     ANNUAL RATES OF
                    NUMBER OF         PERCENT OF                                         STOCK PRICE
                     SHARES        TOTAL OPTIONS                                      APPRECIATION FOR
                    UNDERLYING        GRANTED TO      EXERCISE                         OPTION TERM(2)
                     OPTIONS        EMPLOYEES IN        PRICE          EXPIRATION      --------------
NAME                GRANTED(1)       FISCAL YEAR      PER SHARE           DATE         5%        10%
----                ----------       -----------      ---------           ----         --        ---
William Shaw              9,000         6.7%           $13.20          01/29/01     $19,038    $ 53,135

Dennis D. Doolittle      10,000         7.4%           $12.00          01/29/06     $75,467    $191,249

Alden L. Edwards         10,000         7.4%           $12.00          01/29/06     $75,467    $191,249

-------------

(1) Each option was granted at an exercise price equal to 100% (110% in the case of Mr. Shaw) of the market value of the shares on the date of grant and is exercisable at any time during its ten-year term (five years in the case of Mr. Shaw) commencing one year after the date of grant, subject to earlier termination at specified times following termination of employment, death or disability.

(2) These are hypothetical values using assumed compound growth rates prescribed by the Securities and Exchange Commission and are not intended to forecast possible future appreciation, if any, in the market price of the Common Stock.

AGGREGATED YEAR-END OPTION VALUES

         None of the executive officers of the Company named in the Summary Compensation Table exercised stock options to purchase shares of the Common Stock during fiscal 1996. The following table sets forth certain information as at November 1, 1996 concerning the shares subject to unexercised options to purchase Common Stock held by the executive officers named in the Summary Compensation Table (including, in the case of Mr. Edwards, an option to purchase shares of Triple-I Common Stock granted by Triple-I for services rendered to Triple-I prior to the Merger, which option was assumed by the Company pursuant to the Merger Agreement):

                             NUMBER OF SHARES                     VALUE OF
                                UNDERLYING                       UNEXERCISED
                                UNEXERCISED                     IN-THE-MONEY
                                  OPTIONS                          OPTIONS
                                 AT FISCAL                        AT FISCAL
                                 YEAR-END                         YEAR-END
                               (EXERCISABLE/                    (EXERCISABLE/
NAME                          UNEXERCISABLE)                   UNEXERCISABLE)
----                          --------------                   --------------

William Shaw                          0/ 9,000                       $0/0
Dennis D. Doolittle                   0/10,000                       $0/0
Alden L. Edwards                 50,000/10,000                       $0/0

EMPLOYMENT AND TERMINATION AGREEMENTS

         The Company is a party to an Employment Agreement dated as of December 26, 1996 with Dennis D. Doolittle which provides for an indefinite term of employment subject to termination on three months' notice by either party and an annual salary at the rate of $190,000, plus a bonus in the discretion of the Company's Board of Directors.

         The Company was also a party to an Employment Agreement dated as of January 4, 1996 with Alden L. Edwards which provided for a two-year term of employment from the date of the Merger (subject to possible extension and earlier termination) at an annual salary of $200,000, plus a bonus in the discretion of the Company's Board of Directors. Mr. Edwards resigned as President of the Company on February 28, 1997 and will receive six month's severance pay.

REPORT OF COMPENSATION COMMITTEE CONCERNING EXECUTIVE COMPENSATION

         This report is presented by the Compensation Committee of the Board of Directors with respect to cash compensation and by the Board's Stock Option Committee with respect to stock options granted by the Company.

         To date, the Committees have used a combination of salary as a base for compensation and stock options as a means of providing long-term incentives. In the future, the Compensation Committee may consider also utilizing bonuses either as incentives or rewards for short or long-term performance. The cash compensation of the executive officers named in the Summary Compensation Table (except for William Shaw, who receives no cash compensation from the Company), in effect during fiscal 1996 was determined pursuant to Employment Agreements negotiated among Volt, Triple-I and such executive officers which took place prior to the Merger. Therefore, the Compensation Committee did not meet to consider salary adjustments. These compensation levels remained in effect during all of fiscal 1996.

         The Stock Option Committee grants stock options under the Company's 1995 Stock Option Plan as the primary method of providing long-term incentive compensation to key employees of the Company, including executive officers, while conserving available cash for operations and growth. The Stock Option Committee believes that stock options foster the interest of key employees in seeking long-term growth for the Company, as well as linking their interests with the overalls interests of stockholders. During fiscal 1996, the Stock Option Committee, consistent with this philosophy, granted the stock options indicated in the Summary Compensation Table to the executive officers named therein. The size of the award to any particular executive or key employee is not based on any particular mathematical formula, but the Committee takes into consideration factors such as the executive's or employee's position, level of responsibility, value to the Company, future objectives, accomplishments, performance and other compensation. No one factor is given special weight, but decisions are made based on an overall assessment of the individuals.

         Compensation of Chief Executive Officer. Mr. William Shaw serves as the Company's Chief Executive Officer, but receives no cash compensation for his services to the Company. Mr. Shaw is also the Chairman and President of Volt, which owns approximately 59% of the Company's outstanding stock. The Company has drawn upon the expertise of various key employees, including Mr. Shaw and other executive officers, of Volt, for which the Company has paid limited amounts to Volt (see "Certain Transactions") and no compensation to the individuals providing such advice and services to the Company. To provide such individuals with incentive, the Stock Option Committee has granted options to such employees (including Mr. Shaw) using the same criteria as it uses for option grants to Company employees discussed above. In the case of Mr. Shaw, the Stock Option Committee granted to Mr. Shaw an option to purchase 9,000 shares of the Company's Common Stock at an exercise price of $13.20 per share, 110% of the fair market value of the Company's Common Stock on the date of grant.

         Certain Tax Legislation. Section 162(m) ("Section 162(m)") of the Internal Revenue Code of 1986, as amended (the "Code"), precludes a public company from taking a federal income tax deduction for annual compensation in excess of $1,000,000 paid to its chief executive officer or any of its four other most highly compensated executive officers. Certain "performance based compensation" is excluded from the deduction limitation. The Compensation and Stock Option Committees believe that the limitations on compensation deductibility under Section 162(m) will have no effect on the Company in the foreseeable future, and intends to take such action as may be necessary, including obtaining stockholder approval where required, in order for compensation not to be subject to the limitation on deductibility imposed by
Section 162(m). In that regard, in order to fulfill the requirements to enable compensation that may arise under the Company's 1995 Stock Option Plan to be deemed "performance-based compensation," the Board of Directors is submitting that plan to stockholders for approval at the Meeting. See "Proposal 2. Approval of the Company's 1995 Stock Option Plan."

                                                  Respectfully submitted,


          EXECUTIVE COMPENSATION COMMITTEE             STOCK OPTION COMMITTEE

               James J. Groberg                          Paul M. McGarrell
               Paul H. McGarrell                         Ralph S. Roth
               Ralph S. Roth
               Jerome Shaw
               William Shaw

PERFORMANCE GRAPH

         The following graph compares the cumulative return to stockholders of Common Stock of Triple-I (each share of which was automatically converted into one share of the Company in the Merger) from November 1, 1991 through October 31, 1995 and the Company at October 31,1996 with (i) The Nasdaq Stock Market Index, (ii) a published industry group index of 11 other publicly held companies that are included within the four-digit Standard Industrial Code (3555) for printing trades machinery and equipment manufacturers, which is maintained by Media General Financial Services, Inc. (the "SIC Index"), and (iii) the Hambrecht & Quist Computer Hardware Sector Index (the "Hambrecht Index") for the same period. Triple-I had in the past used the Hambrecht Index as a comparison; however, the Company believes that, since it and its principal competitors are specifically included in the SIC Index, but are not specifically included in the Hambrecht Index, the SIC Index provides a more representative comparison. The Hambrecht Index is included in this year's proxy statement in order to comply with Securities and Exchange Commission requirements. The comparison assumes $100 was invested on November 1, 1991 in Common Stock of Triple-I (each share of which, as noted above, became one share of the Company in the Merger) and in each of the comparison groups, and assumes reinvestment of dividends (neither Triple-I nor the Company paid any dividends during the periods):






                               [PERFORMANCE GRAPH]











AT OCTOBER 31,                              1991   1992   1993   1994   1995   1996
------------------------------------------------------------------------------------
Autologic Information International, Inc.    100    105    103     93    114     62
NASDAQ Market Index                          100     97    127    135    160    188
SIC Code Index                               100    106     71     77     55     35
H&Q Computer Hardware Sector Index           100     85     78    109    165    185

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act requires the Company's executive officers and directors, and persons who beneficially own more than 10% of the Company's Common Stock, to file initial reports of ownership, and reports of changes of ownership, of the Company's equity securities with the Securities and Exchange Commission and furnish copies of those reports to the Company. Based solely on a review of the copies of the reports furnished to the Company to date and written representations that no reports were required, the Company believes that all reports required to be filed by such persons with respect to the Company's fiscal year ended November 1, 1996 were timely filed.

                              CERTAIN TRANSACTIONS

         Pursuant to the Merger Agreement among Volt, Autologic and Triple-I (see "Formation of the Company"), on January 29, 1997, Volt, which owned all of the outstanding stock of Autologic, caused Autologic to be merged into, and transferred the stock of Volt's foreign affiliates which were engaged in
Autologic's operation to, the Company in exchange for 3,333,000 shares of the Company's Common Stock. Also, pursuant to the Merger Agreement, Triple-I, a publicly-held company, was, pursuant to a vote of Triple-I's stockholders, also merged into the Company on January 29, 1996, with each of the 2,405,620 shares of Common Stock of Triple-I being exchanged for one share of Common Stock of the Company. As a result, FIL, FMR and FASST, as the then owners of 658,276 shares of Common Stock of Triple-I, and Volt, as the owner of 58,500 shares of Common Stock of Triple-I, received (as did all other Triple-I stockholders) in the Merger a number of shares of Common Stock of the Company equal to the number of shares of Triple-I owned by them in exchange for their shares of Common Stock of Triple-I. Exclusive of the shares received by Volt, Triple-I's stockholders (including FIL, FMR and FASST) received 46% of the Company's Common Stock outstanding immediately following the Merger, while Volt acquired 54% of the Company's Common Stock that were outstanding immediately following the Merger (inclusive of the 58,500 shares received for its stock interest in Triple-I). As of the date the letter of intent related to the Merger was entered into, Triple-I had outstanding options, granted pursuant to employees' and directors' stock option plans, to acquire 594,000 shares of Triple-I Common Stock. The Merger Agreement provides that, to the extent that shares were issued by Triple-I upon exercise of such options prior to the Merger or are issued by the Company (which assumed Triple-I's obligation to issue shares to optionholders) upon exercise of such options subsequent thereto, Volt is to receive 100 additional shares of Common Stock of the Company for every 590 shares of Company Common Stock issued with respect to the exercise of such options. To date, the Company has issued 4,000 shares of Common Stock and is obligated to issue 4,600 additional shares of Common Stock to Volt as a result of the exercise of such Triple-I options. See "Security Holdings of Certain Stockholders, Management and Nominees."

         Under the Merger Agreement, Volt agreed to provide the Company with credit facilities of $2,250,000 until January 28, 1998 in such manner as Volt may determine in its sole discretion, with such credit to be extended at the prime rate in effect from time to time at The Chase Manhattan Bank. Pursuant to this arrangement, on January 30, 1997, the Company borrowed $600,000 from Volt, all of which has been repaid. Interest (which was at the rate of 8.25%) aggregated $2,034. Volt has since made available a credit line for the use of the Company from Wells Fargo Bank which remains in effect.

         As part of the Merger, the Company entered into a three-year lease with Volt Realty Two, Inc., a wholly-owned subsidiary of Volt (the "Landlord"), pursuant to which the Company has been leasing approximately 134,000 square feet of space in Thousand Oaks, California, formerly occupied by Autologic, at a rental which was initially $6.00 per square foot per year, a rental based upon prevailing rentals charged in the area at the time the Merger Agreement was entered into. During the period from the date of the Merger through November 1, 1996, the Company paid rent to the Landlord aggregating $805,284. Pursuant to the terms of the lease, as amended in December 1996, the Company's Board of Directors established a new rental rate based on prevailing rates in the general area, which resulted in a slight decrease in rent. Commencing in January 1998 and from time to time thereafter during the remaining term of the lease, the Company's Board of Directors may again, unilaterally, but in good faith and utilizing certain reasonableness standards, redetermine whether there should be a further increase or decrease in the base rent and/or increase (if the space is then available) or decrease the amount of rented space. The Company is also obligated to pay all real estate taxes, insurance, utilities and repairs related to the facility.

         Subsequent to the Merger, which resulted in a reduction of the combined administrative staffs of Triple-I and Autologic, Volt has continued to provide certain on-going legal and financial services, for which the Company pays Volt a monthly fee of $3,000. The Company believes such fee is fair and reasonable for the services provided.


                      PROPOSAL 2. APPROVAL OF THE COMPANY'S
                             1995 STOCK OPTION PLAN

         The Board of Directors believes that the Company's 1995 Stock Option Plan (the "1995 Plan") provides an important means for attracting and retaining the services of, and providing incentive to, key employees of, and consultants to, the Company. Pursuant to the Merger Agreement, the Company adopted, and Volt, as sole stockholder of the Company, approved, the Company's 1995 Plan.

         Section 162(m) provides that all compensation paid by a publicly-held company, like the Company, to the chief executive officer or any of its four other highest paid executive officers in excess of $1,000,000 in any year is not tax deductible. "Performance-based compensation" is excluded from this limitation and is therefore fully tax deductible.

         The 1995 Plan has been designed to enable compensation expense (see "-- Federal Income Tax Treatment," below) that may arise thereunder as a result of the exercise of non-qualified stock options ("NQSOs") or a disqualifying disposition of incentive stock options ("ISOs") to be "performance-based compensation" under Section 162(m). To meet this requirement, the 1995 Plan places a limit on the number of shares of Common Stock that may be subject to options granted to any individual in any calendar year (50,000 shares) and is being administered by "outside directors" within the meaning of Section 162(m). Also, to meet the requirements of Section 162(m), the 1995 Plan must be approved by stockholders. Because the 1995 Plan was adopted prior to the Merger, the Board is submitting the 1995 Plan for approval at the Meeting by stockholders at a time when the Company is publicly-held.

DESCRIPTION OF THE 1995 PLAN.

         The 1995 Plan provides for the granting of options to purchase up to 150,000 shares of Common Stock to key employees (including directors and officers who are key employees) of, and consultants to, the Company and its subsidiaries or parents (including Volt). At April 30, 1997, options to purchase 132,000 shares of the Company's Common Stock were outstanding under the 1995 Plan. Options may either be ISOs, within the meaning of the Code, or NQSOs, which do not qualify as ISOs. The 1995 Plan is to be administered by the full Board of Directors or a committee of the Board consisting of not less than two directors, each of whom is to be "a non-employee director," within the meaning of Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, and an "outside director," within the meaning of Section 162(m) of the Code. Those administering the 1995 Plan are herein collectively referred to as the "Committee."

         Subject to the provisions of the 1995 Plan, the Committee has authority, among other things, to determine (i) when and to whom options are to be granted, (ii) whether an option should be an ISO or NQSO, (iii) the term of an option (which may not exceed ten years or, in the case of ISOs granted to optionees who possess more than 10% of the combined voting power of all classes of stock of the Company, five years), (iv) whether the option may be exercised in whole or in installments, (v) whether the exercise of any portion of an option is to be subject to the fulfillment of any contingency,
(vi) whether to  accelerate  the date of exercise of any option or  installment,
(vii) the exercise price of each option (which, in the case of ISOs, may not be less than the fair market value of Common Stock on the date of grant or, in the case of ISOs granted to optionees possessing more than 10% of the combined voting power of all classes of stock of the Company, 110% of such fair market value), (viii) the form of payment (cash and/or previously acquired shares of the Common Stock valued at their market value on the date of exercise of the option) and, (ix) whether, with the consent of an optionee, to cancel or modify an option provided that the modified provision is permitted under the 1995 Plan and, in the case of an ISO, such option as modified would be permitted to be granted under the terms of the 1995 Plan on the date of such modification. The Committee may also prescribe, amend and rescind rules and regulations relating to the 1995 Plan.

         The maximum number of shares that may be subject to options granted under the 1995 Plan to any employee or consultant during any calendar year may not exceed 50,000 shares, and the aggregate market value of shares subject to an ISO that may be exercisable for the first time by any optionee during any calendar year may not exceed $100,000.

         Notwithstanding the term of an option and except as provided in the optionee's option contract with the Company related to the option: (a) in the case of an optionee whose relationship with the Company (or a parent or subsidiary of the Company) as an employee or consultant terminates for any reason other than death or disability, the option may be exercised to the extent exercisable at the date of such termination, only during a period of three months after the date of such termination but in no event after the date the option would have otherwise expired, provided that, if such relationship is terminated either for cause or without the consent of the Company, such option terminates immediately; (b) in the event termination of such relationship by reason of disability, the option may be exercised, to the extent exercisable at the date of such termination, at any time within one year after the date of termination but in no event after the date the option would otherwise have expired and (c) if the optionee dies while an employee of, or consultant to, the Company (or its subsidiary or parent) or within the time period during which the optionee may exercise his option following termination of such relationship, the option may be exercised, to the extent exercisable on the date of death, at any time within one year after death, but in no event after the date the option would have otherwise expired. Options under the Company's 1995 Plan are not transferable except by will and the laws of descent and distribution.

         Appropriate adjustments will be made in the number and kind of shares available under the 1995 Plan, in the number and kind of shares subject to each outstanding option and the exercise price of such options, and in the maximum number of shares that may be granted to any person in any calendar year, in the event of any change in the Common Stock by reason of any stock dividend, split-up, spin-off, combination, reclassification, recapitalization, merger in which the Company is the surviving corporation, exchange of shares or the like. In the event of the liquidation or dissolution of the Company, or a merger in which the Company is not the surviving corporation or a consolidation, any outstanding options shall terminate upon the earliest of any such event, unless other provision is made therefor in the transaction.

         No option may be granted under the 1995 Plan after November 5, 2005. The Board of Directors may at any time suspend, terminate or amend the 1995 Plan; provided, however, that, without the approval of the Company's stockholders, no amendment may be made which would (a) except as a result of the anti-dilution adjustments described above, increase the maximum number of shares available for the grant of options or increase the maximum number of shares covered by options that may be granted to any person in any calendar year, (b) materially increase the benefits accruing to participants, or (c) change the eligibility requirements for persons who may receive options. No termination, suspension or amendment may adversely affect the rights of an optionee with respect to an outstanding option without the optionee's consent.

FEDERAL INCOME TAX TREATMENT

         The following is a general summary of the federal income tax consequences under current tax law of NQSOs and ISOs. It does not purport to cover all of the special rules, including special rules relating to optionees subject to Section 16(b) of the Exchange Act and the exercise of an option with previously-acquired shares, or the state or local income or other tax consequences inherent in the ownership and exercise of stock options and the ownership and disposition of the underlying shares.

         An optionee will not recognize taxable income for federal income tax purposes upon the grant of a NQSO or an ISO.

         Upon the exercise of a NQSO, the optionee will recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares acquired on the date of exercise over the exercise price thereof, and the Company will generally be entitled to a tax deduction for such amount at that time. If the optionee later sells shares acquired pursuant to the exercise of a NQSO, he or she will recognize long-term or short-term capital gain or loss, depending on the period for which the shares were held. Long-term capital gain is generally subject to more favorable tax treatment than ordinary income or short-term capital gain.

         Upon the exercise of an ISO, the optionee will not recognize taxable income. If the optionee disposes of the shares acquired pursuant to the exercise of an ISO more than two years after the date of grant and more than one year after the transfer of the shares to him or her, the optionee will recognize long-term capital gain or loss and the Company will not be entitled to a tax deduction. However, if the optionee disposes of such shares within the required holding period (a "disqualifying disposition"), all or a portion of the gain will be treated as ordinary income and the Company will generally be entitled to deduct such amount.

         In addition to the federal income tax consequences described above, an optionee may be subject to the alternative minimum tax, which is payable to the extent it exceeds the optionee's regular tax. For this purpose, upon the exercise of an ISO, the excess of the fair market value of the shares over the exercise price therefor is an adjustment which increases alternative minimum taxable income. In addition, the optionee's basis in such shares is increased by such excess for purposes of computing the gain or loss on the disposition of the shares for alternative minimum tax purposes. If an optionee is required to pay an alternative minimum tax, the amount of such tax which is attributable to deferral preferences (including the ISO adjustment) is allowed as a credit against the optionee's regular tax liability in subsequent years. To the extent the credit is not used, it is carried forward.

BENEFITS RECEIVED AND TO BE RECEIVED

         The grant of options is within the discretion of the Committee. Accordingly, the Company is unable to determine future options, if any, that may be granted to the persons or groups to which the following table pertains. Set forth under the caption "Executive Compensation - Option Grants in Last Fiscal Year" is information concerning options granted during the Company's fiscal year ended November 1, 1996 to the persons named in the Summary Compensation Table, each of which options was granted under the 1995 Plan. The following table sets forth the number of shares underlying options that were granted under the 1995 Plan to (i) all current executive officers as a group and (ii) all other employees, including current officers who are not executive officers (non-employee directors of the Company are not entitled to participate in the 1995 Plan):

                                                           NUMBER OF SHARES
CATEGORY OF OPTIONEE                                  UNDERLYING OPTIONS GRANTED
--------------------                                  --------------------------

Current executive officers as a group (2 persons,
   including the persons named in the Summary
   Compensation Table)                                         19,000
Other employees as a group (50 persons)                       103,000 (1)
------------

(1) Excludes an option to purchase 10,000 shares of Common Stock granted in January 1996 to Alden L. Edwards, an executive officer named in the table under "Executive Compensation -- Option Grants in Last Fiscal Year" who resigned as an executive officer and employee in February 1997.

         The exercise price of all options granted was at least 100% of the market value of the underlying shares on the date of grant. The foregoing table does not include any dollar value that may arise from a future increase in the market value of the Company's Common Stock. On May 2, 1997, the closing price of the Company's Common Stock on The Nasdaq Stock Market's National Market was $4.375 per share.

REQUIRED VOTE

         The affirmative vote of a majority of the shares of Common Stock present, in person or by proxy, at the Meeting and entitled to vote on this proposal, will be required to adopt this proposal. The Board of Directors recommends that stockholders vote FOR this proposal.


          PROPOSAL 3. RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

         The Board of Directors has selected the firm of Ernst & Young LLP as the independent auditors of the Company for the year ending October 31, 1997, subject to ratification by the Company's stockholders at the Meeting. Ernst & Young LLP (which, with its predecessors, had been Autologic's independent auditors since 1971 and has been Volt's independent auditors since 1968) has acted for the Company in such capacity since fiscal 1996. A resolution for such ratification will be submitted for consideration.

         Ernst & Young LLP has indicated to the Company that it intends to have a representative present at the Meeting who will be available to respond to appropriate questions. Such representative will have the opportunity to make a statement if he so desires. If the resolution selecting Ernst & Young LLP as independent public accountants is adopted by the stockholders, the Board of Directors nevertheless retains the discretion to select different auditors should it then deem it in the Company's best interests. Any such future selection need not be submitted to a vote of stockholders.

REQUIRED VOTE

         The affirmative vote of a majority of the shares of Common Stock present, in person or by proxy, at the Meeting and entitled to vote on this proposal, will be required to adopt this proposal. The Board of Directors recommends that stockholders vote FOR this proposal.

                                  MISCELLANEOUS

STOCKHOLDER PROPOSALS

         From time to time stockholders may present proposals which may be proper subjects for inclusion in the proxy statement and form of proxy relating to that meeting. In order to be included in the Company's proxy statement for that meeting, such proposals must be submitted in writing on a timely basis. Stockholder proposals intended to be included in the Company's proxy statement and form of proxy relating to the Company's next Annual Meeting of Stockholders must be received at 1050 Rancho Conejo Boulevard, Thousand Oaks, CA 91320, by January 14, 1998. Any such proposals, as well as any questions relating thereto, should be directed to the Secretary of the Company.

         The Company's By-Laws require stockholders who intend to nominate directors at any annual meeting or special meeting or propose new business at any annual meeting to provide advance notice of such intended action, as well as certain additional information. Such notice and information for the Meeting was required to be received by December 31, 1996. Such notice and information for future meetings must be received by the Company not less than 120 nor more than 150 days prior to the anniversary date of the annual meeting of stockholders held in the preceding year; provided however that, in the event the date of the annual meeting is changed by more than 30 days from such anniversary date, advance notice by a stockholder must be received by the Company no less than 120 nor more than 150 days prior to such annual meeting or, if later, not later than the close of business on the 10th day following the date on which formal notice of the meeting is mailed or otherwise first publicly announced. Copies of the By-Law provision is available upon request made to the Secretary of the Company.

ANNUAL REPORT ON FORM 10-K

         A copy of the Company's Annual Report on Form 10-K for the year ended November 1, 1996, which has been filed with the Securities and Exchange Commission, is included in the Company's 1996 Annual Report to Stockholders which is being transmitted to stockholders with this proxy statement. Neither the Annual Report nor Form 10-K Report are deemed incorporated herein. Extra copies of the Form 10-K Report are available, without charge, to stockholders who are interested in more detailed information about the Company. Requests for a copy of that report should be addressed to the Chief Financial Officer of the Company, at 1050 Rancho Conejo Boulevard, Thousand Oaks, CA 91320.


                                             By Order of the Board of Directors,

                                             Howard B. Weinreich
                                                 Secretary

May 14, 1997

                                   DETACH HERE

                    AUTOLOGIC INFORMATION INTERNATIONAL, INC.

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                  THE COMPANY FOR ANNUAL MEETING, JUNE 9, 1997

                  The undersigned hereby appoints William Shaw, Dennis D. Doolittle and Howard B. Weinreich, and each of them, as proxies, each with the power of substitution, and hereby authorizes them to vote all
= shares of Common Stock which the undersigned is entitled to vote at the 1997 Annual Meeting of Stockholders of the Company to be held at the
P principal office of the Company located at 1050 Rancho Conejo Boulevard, Thousand Oaks, California 91320 on Monday, June 9, 1997 at
R        2:00 p.m. local time, and at any adjournments or postponements  thereof
         (1) as hereinafter  specified upon the proposals  listed on the reverse
O side and as more particularly described in the Company's Proxy Statement and (2) in their discretion upon such other matters as may
X        come before the meeting.

Y                 The undersigned hereby  acknowledge  receipt of: (1) Notice of
         Annual Meeting of Stockholders of the Company,  (2) accompanying  Proxy
= Statement, and (3) Annual Report of the Company for the fiscal year ended November 1, 1996.

                  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND DATE AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

                         CONTINUED AND TO BE SIGNED ON REVERSE SIDE

May 9, 1997

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders to be held at 2:00 p.m. on Monday, June 9, 1997, at Autologic Information
International, Inc. located at 1050 Rancho Conejo Boulevard, Thousand Oaks, California. Detailed information as to the business to be transacted at the meeting is contained in the accompanying Notice of Annual Meeting and Proxy Statement.

Regardless of whether you plan to attend the meeting, it is important that your shares be voted. Accordingly, we ask that you sign and return your proxy as soon as possible in the envelope provided, which requires no postage if mailed in the United States. If you do plan to attend the meeting, please mark the appropriate box on the proxy.

                                                      Sincerely,
                                                      Howard B. Weinreich

                                                      Secretary

                                   DETACH HERE


         [X]  Please mark
              votes as in
              this example.


1.       Election of Directors

NOMINEES: Leroy I. Bell, Dennis D. Doolittle,
James J. Groberg, Brian W. LeClair, Paul H.
McGarrell, Ralph S. Roth, Jerome Shaw and
William Shaw
                     For       Withheld
                     [_]        [_]

[_]_____________________________________
      To  withhold   authority  to  vote  for  any
      individual nominee(s), mark the box to the left and write the individual(s) name(s) on the above line.

2.       Approve the Company's 1995                 [_] [_] [_]
         Stock Option Plan

3.       Ratification of selection of               [_] [_] [_]
         auditors.


         MARK HERE       [_]              MARK HERE        [_]
         FOR ADDRESS                      IF YOU PLAN
         CHANGE AND                       TO ATTEND
         NOTE AT LEFT                     THE MEETING



                                    Please vote and sign exactly as your name(s) appear. If more than one name appears, all should sign.

Signature_______________Date_______          Signature_______________Date_______